Exhibit 10.2
2016 EMPLOYEE STOCK PURCHASE PLAN
AMENDMENT TO THE
FB FINANCIAL CORPORATION
2016 EMPLOYEE STOCK PURCHASE PLAN
THIS AMENDMENT (“Amendment”) to the FB Financial Corporation 2016 Employee Stock Purchase Plan (the “Plan”) shall be effective as of May 21, 2026.
1.Section 24 of the Plan shall be deleted in its entirety and replaced with the following:
“24. Term of Plan. The Plan originally became effective on September 1, 2016, with an original expiration date of September 1, 2026, unless sooner terminated under Section 20. The Company’s shareholders approved an amendment to the Plan on May 21, 2026, to provide for an expiration date of May 21, 2036, unless sooner terminated under Section 20.”
2.The Plan, as modified by the terms of this Amendment, shall continue in full force and effect from and after the date of the adoption of this Amendment.

FB FINANCIAL CORPORATION

/s/ Beth W. Sims
Beth W. Sims
General Counsel and Corporate Secretary